UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              July 1, 2010

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070
1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250
1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110
0-2429	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810
001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by five registrants: The Southern Company, Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company.  Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On July 6, 2010, Mellon Investor Services LLC will begin serving as registrar and transfer agent for the common stock of The Southern Company, each series of preferred stock, Class A preferred stock and preference stock of Alabama Power Company, each series of Class A preferred stock and preference stock of Georgia Power Company, each series of preference stock of Gulf Power Company and each series of preferred stock of Mississippi Power Company.  Effective July 6, 2010, stockholder requests should be delivered or mailed to:
Mellon Investor Services LLC
P.O. Box 358035
Pittsburgh, PA 15252-8035

Telephone:
(800) 554-7626

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address or investment plan election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2010	THE SOUTHERN COMPANY ALABAMA POWER COMPANY GEORGIA POWER COMPANY GULF POWER COMPANY MISSISSIPPI POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary